Exhibit 99.1
FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira BioSciences Announces Agreement to Divest its iovera° Business to Zimmer Biomet

-- Pacira to receive up to $140 million with $70 million upfront and up to an additional $70 million in potential future revenue-based milestone payments --

-- Two companies will collaborate on advancing the spasticity program --

-- Supports 5x30 strategy and advances Pacira’s transition into an innovative biopharmaceutical company --

BRISBANE, Calif., June 30, 2026 — Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to deliver innovative, non-opioid pain therapies to transform the lives of patients, today announced the divestiture of iovera®° to Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH), a global medical technology leader. The iovera° system is an innovative, FDA-cleared, drug-free medical device that relieves pain via cryoneurolysis—a process whereby focused cold therapy is applied to a targeted nerve, temporarily interrupting its ability to transmit pain signals.

“This transaction advances our transition into an innovative biopharmaceutical company and aligns with our 5x30 strategy,” said Frank D. Lee, chief executive officer of Pacira BioSciences. “We believe Zimmer Biomet’s global scale, established expertise commercializing medical devices and commitment to significantly expanding access can unlock the full potential of iovera° to benefit more patients and providers globally.”

Transaction Details

Under the terms of the transaction, Pacira will receive up to $140 million with an upfront payment of $70 million and potential future revenue-based milestone payments totaling up to an additional $70 million during the period up to and through December 31, 2031. The parties will collaborate on advancing the spasticity program with an opportunity for Pacira to receive incremental compensation assuming successful completion of the registrational study and subsequent regulatory approval. Zimmer Biomet will obtain all of Pacira’s rights, titles and interests for the development, manufacture and commercialization of iovera°. Upon closing, the company intends to use the upfront net proceeds to strengthen its balance sheet including the pay down of its senior secured revolving credit facility.

To support a smooth transition of iovera° into Zimmer Biomet, the parties intend to enter into a customary transition services agreement in connection with the closing. The closing of the transaction is subject to the satisfaction or waiver of customary closing conditions. The transaction is expected to close in the third quarter of 2026.

RBC Capital Markets, LLC is serving as the exclusive financial advisor to Pacira and Perkins Coie LLP is serving as Pacira’s legal advisor. Ice Miller LLP is serving as legal counsel to Zimmer Biomet.

About Pacira

Pacira delivers innovative, non-opioid pain therapies to transform the lives of patients. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block, an adductor canal nerve block, and a sciatic nerve block in the popliteal fossa for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and iovera®°, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. The company is also advancing a pipeline of clinical-stage assets for musculoskeletal pain and adjacencies, its most advanced product candidate, PCRX-201 (enekinragene inzadenovec), a novel locally administered gene therapy, is in Phase 2 clinical development for osteoarthritis of the knee. To learn more about Pacira, visit www.pacira.com.

About iovera®°

The iovera° system is used to destroy tissue during surgical procedures by applying freezing cold. It can also be used to produce lesions in peripheral nervous tissue by the application of cold to the selected site for the blocking of pain. It is also indicated for the relief of pain and symptoms associated with osteoarthritis of the knee for up to 90 days. In one study, the majority of the patients suffering from osteoarthritis of the knee experienced pain and system relief beyond 150 days. When stimulation compatible components are used, the iovera° system can also facilitate targeting nerve location by conducting electrical nerve stimulation from a compatible 3rd party nerve stimulator. In addition, patients treated with iovera° after total knee replacement surgery experienced more than 1.5 times improvement in knee symptoms and function versus controls at 6 and 12 weeks (KOOS symptom score)1,2, significant reductions in both pain severity and the extent to which pain interfered with daily activities at early follow-up (PROMIS pain intensity and pain interference scores)1, and a 45% reduction in opioid consumption over 12 weeks post-surgery1. The iovera° system is not indicated for treatment of central nervous system tissue.

1 Dasa V et al. Knee. 2016;23(3):523-528.
2 Data on file. Pacira BioSciences, Inc.; 2021

Important Safety Information

•Do not receive treatment with iovera° if you experience hypersensitivity to cold or have open and/or infected wounds near the treatment site.
•You may experience bruising, swelling, inflammation and/or redness, local pain and/or tenderness, and altered feeling at the site of application.
•In treatment area(s), you may experience damage to the skin, skin darkening or lightening, and dimples in the skin.
•You may experience a temporary loss of your ability to use your muscles normally outside of the treatment area.
•Talk to your doctor before receiving treatment with iovera°.

Forward-Looking Statements

Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to: the anticipated consummation of the transaction and the timing and benefits thereof; Zimmer Biomet’s ability to unlock the full potential of iovera°; the seamless and efficient transition of the acquired operations; '5x30', our growth and business strategy, our future outlook, the strength and efficacy of our intellectual property protection and patent terms, our future growth potential and future financial and operating results and trends, our plans, objectives, expectations (financial or otherwise) and intentions, including our plans with respect to the repayment of our indebtedness, anticipated product portfolio and product development programs, strategic alliances, plans with respect to the Non-Opioids Prevent Addiction in the Nation (“NOPAIN”) Act and any other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from these indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: risks associated with acquisitions, such as the risk that the acquired businesses and/or assets will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; our manufacturing and supply chain, global and United States economic conditions (including tariffs, inflation and rising interest rates), and our business, including our revenues, financial condition, cash flows and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA, iovera° and any of our other product candidates, including but not limited to PCRX-201 (enekinragene inzadenovec) and PCRX-2002; the commercial success of EXPAREL, ZILRETTA and iovera°;

the related timing and success of United States Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary high-capacity adenovirus ("HCAd") vector platform; the approval of the commercialization of our products in other jurisdictions (by either us or our partners); clinical trials in support of an existing or potential HCAd-based product candidate; our commercialization and marketing capabilities; our ability to successfully complete capital projects; the outcome of any litigation; the recoverability of our deferred tax assets; assumptions associated with contingent consideration payments; assumptions used for estimated future cash flows associated with determining the fair value of the company; the anticipated funding or benefits of our share repurchase program; and factors discussed in the "Risk Factors" of Pacira's most recent Annual Report on Form 10-K and in other filings that it periodically makes with the U.S. Securities and Exchange Commission (the "SEC"). In addition, the forward-looking statements included in this document represent Pacira's views as of the date of this document. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such Pacira anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law, Pacira undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing Pacira's views as of any date subsequent to the date of this document.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Pacira's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in the "Risk Factors" of Pacira's most recent Annual Report on Form 10-K and in other filings that Pacira periodically makes with the SEC.

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Investor Contact: Susan Mesco, (973) 451-4030 susan.mesco@pacira.com	Media Contact: Kim Hamilton, (973) 254-4644 kim.hamilton@pacira.com